SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 18, 2016

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis St., Suite 1425 Houston, Texas 77002
(Address of Principal Executive Offices)(Zip Code)

713-222-6966
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2016, Houston American Energy Corp. (the “Company”) received notification (the “Deficiency Letter”) from the NYSE MKT LLC that it is not in compliance with certain NYSE MKT continued listing standards relating to stockholders’ equity as of December 31, 2015. Specifically, the Company is not in compliance with Section 1003(a)(iii) (requiring stockholders’ equity of $6.0 million or more if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years). As of December 31, 2015, the Company had stockholders’ equity of $5.5 million. The Company is required to submit a plan to the NYSE MKT by April 18, 2016 advising of actions it has taken or will take to regain compliance with the continued listing standards by September 18, 2016. The Company intends to submit a plan by the April 18, 2016 deadline. If the Company fails to submit a plan, if the Company’s plan is not accepted or if the Company fails to regain compliance by the deadline, the NYSE MKT may commence delisting procedures.

In addition, the Deficiency Letter indicated that the NYSE MKT staff has determined that the Company’s securities have been selling for a low price per share for a substantial period of time and, pursuant to Section 1003(f)(v) of the NYSE MKT Company Guide, the Company’s continued listing is predicated on it effecting a reverse stock split of its common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the staff determined to be no later than September 19, 2016.

The Company’s common stock will continue to be listed on the NYSE MKT while it attempts to regain compliance with the listing standards noted, subject to the Company’s compliance with other continued listing requirements. The Company’s common stock will continue to trade under the symbol “HUSA,” but will have an added designation of “.BC” to indicate that the Company is not in compliance with the NYSE MKT’s listing standards. The NYSE MKT notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material agreements.

The Company issued a press release on March 21, 2016, announcing that it had received the notice of noncompliance. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated March 21, 2016, regarding NYSE MKT notice of non-compliance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: March 21, 2016
	By:	/s/ John P. Boylan
John P. Boylan, President